As filed with the Securities and Exchange Commission on August 3, 2022

Registration No. 333-266271

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________

AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________________________

TERAWULF INC.

(Exact name of registrant as specified in its charter)

9 Federal Street Easton, Maryland 21601 (410) 770-9500 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	General Counsel 9 Federal Street Easton, Maryland 21601 (410) 770-9500 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Delaware
(State or other jurisdiction of
incorporation or organization)

TeraWulf Inc.
9 Federal Street
Easton, Maryland 21601
(410) 770-9500
(Address, including zip code, and telephone number,
including area code, of registrant’s principal
executive offices)

87-1909475
(I.R.S. Employer
Identification No.)

Stefanie Fleischmann
General Counsel
9 Federal Street
Easton, Maryland 21601
(410) 770-9500
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to:

David S. Huntington, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
(212) 373-3000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer☐	Accelerated filer☐	Non-accelerated filer☒	Smaller Reporting Company☒ Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

________________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered(1)(2)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common stock, par value $0.001 per share	182,308	$1.45(4)	$264,346.60	$24.50
Common stock, par value $0.001 per share, underlying warrants	5,787,732	$1.45(4)(5)	$8,392,211.40	$777.96
Total	5,970,040			$802.46(6)

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall be deemed to cover an indeterminate number of additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(2)

Includes 5,970,040 shares of the common stock registered for resale by the selling stockholders named in this registration statement, consisting of (a) 182,308 shares of the common stock held by certain selling stockholders and (b) 5,787,732 shares of the common stock issuable upon exercise of the warrants issued to certain selling stockholders pursuant to the Warrant Agreement.

(3)	Calculated by multiplying the proposed maximum aggregate offering price of the securities being registered by $0.0000927.
(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of the common stock on The Nasdaq Stock Market LLC on August 2, 2022.

(5)

Represents the higher of (a) the price at which the warrants may be exercised and (b) the price of the common stock underlying the warrants calculated in accordance with Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act.

(6)	The filing fee has been previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 3, 2022

PROSPECTUS

TeraWulf Inc.

5,970,040 Shares of Common Stock

________________________

The selling stockholders named in this prospectus (the “Selling Stockholders”) may offer and sell from time to time up to 5,970,040 shares of our common stock, par value $0.001 per share (“Common Stock”) covered by this prospectus, consisting of (a) 182,308 shares of our Common Stock held by certain Selling Stockholders and (b) 5,787,732 shares of our Common Stock issuable upon exercise of the warrants issued to certain Selling Stockholders (the “Warrants”) pursuant to the Warrant Agreement (as defined herein).

The Warrants entitle the holders thereof to acquire an aggregate of 5,787,732 shares of our Common Stock. The Warrants have an initial exercise price of $0.01 per share, subject to adjustment in certain circumstances. The Warrants are exercisable beginning on September 29, 2022 and will expire on December 31, 2025.

We will not receive any proceeds from the sale of the shares of our Common Stock by the Selling Stockholders pursuant to this prospectus. However, we may receive proceeds from any exercise of the Warrants. We have agreed to pay certain registration expenses, other than commissions or discounts of underwriters, broker, dealers or agents. The Selling Stockholders from time to time may offer and sell the shares of our Common Stock held by them directly or through underwriters, broker, dealers or agents on terms to be determined at the time of sale, as described in more detail in this prospectus. Refer to the section titled “Plan of Distribution.”

________________________

Our Common Stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “WULF.” On August 2, 2022, the last reported sale price of our Common Stock on Nasdaq was $1.45 per share.

Because all of the shares of our Common Stock offered under this prospectus are being offered by the Selling Stockholders, we cannot currently determine the price or prices at which the shares of our Common Stock may be sold under this prospectus.

________________________

Investing in our Common Stock involves risks. See “Risk Factors” on page 2 of this prospectus and any other risk factors included in the applicable prospectus supplement and the documents incorporated by reference into this prospectus or the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to invest in our Common Stock.

________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our securities or determined if this prospectus is accurate, truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2022

TABLE OF CONTENTS

ABOUT THIS PROSPECTUSii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTSi

PROSPECTUS SUMMARY1

RISK FACTORS2

USE OF PROCEEDS3

SELLING STOCKHOLDERS4

DESCRIPTION OF CAPITAL STOCK7

PLAN OF DISTRIBUTION11

LEGAL MATTERS13

EXPERTS13

WHERE YOU CAN FIND MORE INFORMATION13

INCORPORATION BY REFERENCE13

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders named in this prospectus may, from time to time, offer and sell the shares of our Common Stock described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the shares of our Common Stock the Selling Stockholders may offer. Each time the Selling Stockholders sell the shares of our Common Stock using this prospectus, to the extent necessary, we will provide a prospectus supplement that will contain specific information about the terms of such offering. The prospectus supplement, or information incorporated by reference into this prospectus or any prospectus supplement that is of a more recent date, may also add, update or change information contained in this prospectus. To the extent that any statement that we make in the applicable prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the applicable prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with the additional information described in the sections titled “Where You Can Find More Information” and “Incorporation by Reference.” This prospectus may not be used to consummate a sale of the shares of our Common Stock unless it is accompanied by a prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to offerings of the shares of our Common Stock.

In deciding whether or not to invest in the shares of our Common Stock, you should rely only on the information contained in, or incorporated by reference into, this prospectus or any applicable prospectus supplement or free writing prospectus filed by us with the SEC. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information or to make any representation other than those contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement and free writing prospectus. If anyone provides you with different or inconsistent information or representation, you should not rely on them. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than our Common Stock described in such applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context requires otherwise, references in this prospectus to “TeraWulf,” the “Company,” the “Registrant,” “we,” “us” and “our” refer to TeraWulf Inc. together with its consolidated subsidiaries.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. These forward-looking statements are contained principally in the sections entitled “Risk Factors” and “Use of Proceeds.” Without limiting the generality of the preceding sentence, any time we use the words “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology, and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. For TeraWulf, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, without limitation:

•	conditions in the cryptocurrency mining industry, including any prolonged substantial reduction in cryptocurrency prices, which could cause a decline in the demand for TeraWulf’s services;
•	competition among the various providers of data mining services;
•

economic or political conditions in the countries in which TeraWulf plans to do business, including civil uprisings, riots, terrorism, kidnappings, the taking of property without fair compensation and legislative changes;

•	currency exchange rate fluctuations;
•	employment workforce factors, including the loss of key employees;
•	the ability to implement certain business objectives and the ability to timely and cost-effectively execute integrated projects;
•	changes in governmental safety, health, environmental and other regulations, which could require significant expenditures;
•	liability related to the use of TeraWulf’s services;
•

the ability to successfully complete merger, acquisition or divestiture plans, regulatory or other limitations imposed as a result of a merger, acquisition or divestiture, and the success of the business following a merger, acquisition or divestiture; and

•

other risks, uncertainties and factors included or incorporated by reference in this prospectus, including those set forth under “Risk Factors” and those included under the heading “Risk Factors” in our Annual Report on Form 10-K, which is incorporated by reference into this prospectus.

These forward-looking statements reflect our views with respect to future events as of the date of this prospectus and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus and the documents filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

i

PROSPECTUS SUMMARY

The following summary highlights information contained in, or incorporated by reference into, this prospectus. It may not contain all of the information that may be important to you in making a decision to invest in our Common Stock. You should carefully read this prospectus in its entirety, including the section titled “Risk Factors” and our historical consolidated financial statements and accompanying notes thereto incorporated by reference into this prospectus from our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, proxy statement and other filings we have made with the SEC, before making a decision to invest in our Common Stock. Refer to the sections titled “Where You Can Find More Information” and “Incorporation by Reference.”

Business Overview

TeraWulf is a digital asset technology company with a core business of digital infrastructure and energy development to enable sustainable bitcoin mining. TeraWulf, together with its subsidiaries, develops, owns and operates its bitcoin mining facility sites in the United States using nuclear, hydro and solar energy sources, currently consuming over 90% zero-carbon energy with a target of 100% by 2028. TeraWulf began trading on Nasdaq under the symbol “WULF” on December 14, 2021, following its successful strategic business combination with IKONICS Corporation. TeraWulf commenced industrial scale bitcoin mining in March 2022 and is currently completing the initial buildout at two of its zero-carbon data centers in New York and Pennsylvania.

Our primary source of revenue is from sustainably mining bitcoin at our bitcoin mining facility sites. We also earn revenue from minor hosting services to third parties, the hedging and sale of mined bitcoin and the commercial optimization of our power supply.

For a description of our business, financial condition, results of operations and other important information regarding TeraWulf, we refer you to our filings with the SEC incorporated by reference into this prospectus supplement. For instructions on how to find copies of these documents, see “Where You Can Find More Information.” More information about us is also available through our website at www.terawulf.com.

Recent Developments

On July 1, 2022, the Company entered into the Warrant Agreement to issue Warrants to the lenders under its amendment to the Loan, Guaranty and Security Agreement, by and among the Company, certain subsidiaries of the Company party thereto, the lenders party thereto and Wilmington Trust, National Association, as administrative agent and collateral agent.

In connection with the issuance of the Warrants, the Company and the Lenders entered into a Registration Rights Agreement, dated as of July 1, 2022, pursuant to which the Company has agreed to provide registration rights to the Lenders with respect to the common stock issuable upon exercise of the Warrants.

Corporate Information

TeraWulf was incorporated under the laws of the State of Delaware in February 2021. Our principal executive offices are located at 9 Federal Street, Easton, Maryland 21601, and our telephone number is (410) 770-9500. Our website address is www.terawulf.com. The information on our website is not incorporated by reference into this prospectus supplement.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before you invest in our Common Stock, you should consider carefully all of the information set forth in this prospectus and any applicable prospectus supplement and the documents incorporated by reference herein and therein, including the risk factors set forth under Item 1A titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 incorporated by reference into this prospectus, as may be modified or superseded from time to time by our future filings with the SEC under the Exchange Act. The risks, uncertainties and assumptions described in any document incorporated by reference into this prospectus or any applicable prospectus supplement are not the only ones we face, but are considered by us to be the most material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future business, financial condition and results of operations. The market price of our Common Stock could decline if one or more of these risks or uncertainties actually occur, causing you to lose all or part of your investment in our Common Stock. Refer to sections titled “Where You Can Find More Information” and “Incorporation by Reference.”

USE OF PROCEEDS

We are registering the resale of the shares of our Common Stock by the Selling Stockholders. We will not receive any of the proceeds from the sale of the shares of our Common Stock offered by this prospectus. The net proceeds from the sale of the shares of our Common Stock offered by this prospectus will be received by the Selling Stockholders.

SELLING STOCKHOLDERS

The shares of our Common Stock being offered by the Selling Stockholders are those issuable to the Selling Stockholders upon exercise of the Warrants. We are registering the shares of our Common Stock in order to permit the Selling Stockholders to offer the shares of our Common Stock for resale from time to time. Except as otherwise noted below, the Selling Stockholders have not had any material relationship with us within the past three years other than their ownership of the shares of our Common Stock and the Warrants.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of our Common Stock by each of the Selling Stockholders.

For purposes of this table, we have assumed that the Selling Stockholders will have sold all of the securities covered by this prospectus upon the completion of the offering. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power over securities or the right to acquire such powers within 60 days. Information concerning the Selling Stockholders may change from time to time, and any changed information will be set forth in supplements to this prospectus or amendments to the registration statement to which this prospectus relates if and when necessary. The Selling Stockholders may offer all, some or none of their Warrants. We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such securities. In addition, the Selling Stockholders may have sold or transferred, in transactions pursuant to this prospectus or otherwise, some or all of their shares since the date as of which the information is presented in the table below.

	Beneficial Ownership Prior to the Offering			Shares Beneficially Owned After the Offering
Name of Selling Stockholder(1)	Number of Shares of Common Stock Beneficially Owned Prior to the Offering	Percentage of Outstanding Common Stock(2)	Maximum Number of Shares of Common Stock To Be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After the Offering	Percentage of Outstanding Common Stock(2)
Sunrise Partners Limited Partnership(3)	1,666,214	1.57%	1,405,927	260,287	0.25%
Owl Creek Credit Opportunities Master Fund, L.P.(4)	1,265,332	1.19%	1,265,332	0	0.00%
Thracia, LLC(5)	980,573	0.92%	956,030	24,543	0.02%
NovaWulf Digital Master Fund, L.P.(6)	23,679	0.02%	23,679	0	0.00%
NovaWulf Digital Private Fund, LLC(7)	861,426	0.81%	702,960	158,466	0.15%
Mariner Atlantic Multi-Strategy Master Fund, Ltd.(8)	835,460	0.79%	585,805	249,655	0.24%
Lumyna Specialist Funds - Event Alterative Fund(9)	221,031	0.21%	215,575	5,456	0.01%
HN Summit House Credit Opportunities Fund I, L.P.(10)	253,474	0.24%	234,322	19,152	0.02%
Livello Capital Special Opportunities Master Fund LP(11)	187,459	0.18%	187,459	0	0.00%
Jefferies Leveraged Credit Products, LLC(12)	234,322	0.22%	234,322	0	0.00%
Bayshore Capital LLC(13)	14,339,040	13.52%	158,629	14,180,411	13.37%

(1)

Information concerning the Selling Stockholders or future transferees, pledgees, assignees, distributees, donees or successors of or from any of the Selling Stockholders or others who later hold any interests of the Selling Stockholders will be set forth in the applicable prospectus supplement, absent circumstances indicating that the change is material. In addition, post-effective amendments to the registration statement of which this prospectus forms a part will be filed to disclose any material changes to the plan of distribution from the description in the final prospectus.

(2)	Based on 106,088,168 shares of Common Stock outstanding as of August 2, 2022.

(3)

Paloma Partners Management Company (“PPMC”) is the investment adviser to Sunrise Partners Limited Partnership. Donald Sussman controls PPMC and Josh Hertz is a portfolio manager for PPMC with respect to the shares held by Sunrise Partners Limited Partnership, and therefore they have shared voting and investment power over such securities. Each of Mr. Sussman and Mr. Hertz disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The address for Sunrise Partners Limited Partnership is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(4)

Owl Creek GP, LLC is the general partner of Owl Creek Asset Management, L.P, the investment manager to Owl Creek Credit Opportunities Master Fund, L.P. Jeffrey Altman is the managing member of Owl Creek GP, LLC and in that capacity has discretionary authority to vote and dispose of the shares held by Owl Creek Credit Opportunities Master Fund, L.P. and may be deemed to be the beneficial owner of these shares. The business address of Owl Creek GP, LLC is 640 Fifth Ave, Floor 20, New York, New York 10019.

(5)

P. Schoenfeld Asset Management LP is the investment manager of Thracia, LLC (“Thracia”), has voting and investment power over the shares held by Thracia and may be deemed to be the beneficial owner of these shares. The business address of Thracia is c/o P Schoenfeld Asset Management LP, 1350 Avenue of the Americas, 21st Floor, New York, New York 10019.

(6)

Michael Abbate, Paul B. Prager, Nazar M. Kahn and Jason G. New have discretionary authority to vote and dispose of the shares held by NovaWulf Digital Private Fund, LLC (“NovaWulf Private Fund”) and may be deemed to be the beneficial owner of these shares. NovaWulf Private Fund is an affiliate of the Company. The address of NovaWulf Private Fund is 9 Federal Street, Easton, Maryland 21601.

(7)

Michael Abbate, Paul B. Prager, Nazar M. Kahn and Jason G. New have discretionary authority to vote and dispose of the shares held by NovaWulf Digital Private Fund, LLC (“NovaWulf Master Fund”) and may be deemed to be the beneficial owner of these shares. NovaWulf Master Fund is an affiliate of the Company. The address of NovaWulf Master Fund is 9 Federal Street, Easton, Maryland 21601.

(8)

Mariner Investment Group LLC has voting and investment power over the shares held by Mariner Atlantic Multi-Strategy Master Fund, Ltd. and may be deemed to be the beneficial owner of these shares. The business address of Mariner Atlantic Multi-Strategy Master Fund, Ltd. is 500 Mamaroneck Avenue, Suite 101, Harrison, New York 10528.

(9)

P. Schoenfeld Asset Management LP is the investment manager of Lumyna Specialist Funds - Event Alternative Fund (“Lumyna”), has voting and investment power over the shares held by Lumyna and may be deemed to be the beneficial owner of these shares. The business address of Lumyna is c/o P Schoenfeld Asset Management LP, 1350 Avenue of the Americas, 21st Floor, New York, New York 10019.

(10)

Summit House Capital Management, LLC has voting and investment power over the shares held by HN Summit House Credit Opportunities Fund I, L.P. and HN Summit House Credit Opportunities Fund I, L.P. may be deemed to be the beneficial owner of these shares. The business address of HN Summit House Credit Opportunities Fund I, L.P. is 1807 Ross Avenue, Suite 440, Dallas, Texas 75201.

(11)

Livello Capital Management LP (“LCM”) serves as the investment advisor for Livello Capital Special Opportunities Master Fund LP. (“LCSO”). Philip Giordano is the Managing Partner and Joseph Salegna is the Chief Financial Officer of LCM. Consequently, LCM, and Messrs. Giordano and Salegna may be deemed to be the beneficial owners of such shares. The business address of LCSO is 1 World Trade Center, 85th Floor, New York, New York 10007.

(12) Jefferies Leveraged Credit Products, LLC is an indirect, wholly-owned subsidiary of Leucadia National Corporation, a publicly-traded company. Leucadia National Corporation has voting and investment power over the shares held by Jefferies Leveraged Credit Products, LLC and may be deemed to be the beneficial owner of these shares. The business address of Jefferies Leveraged Credit Products, LLC is 520 Madison Avenue, New York, New York 10022.

(13) Bryan Pascual is the sole manager of Bayshore Capital LLC and has beneficial ownership over the shares held by Bayshore Capital LLC. The address of Bayshore Capital LLC is 53 Palmeras Street, Suite 601, San Juan, Puerto Rico 00901.

DESCRIPTION OF CAPITAL STOCK

The following summary describes our capital stock and the material provisions of our second amended and restated certificate of incorporation, or our certificate of incorporation, our second amended and restated bylaws, or our bylaws, and the Delaware General Corporation Law. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our certificate of incorporation and our bylaws, copies of which are on file with the SEC. Refer to section titled “Where You Can Find More Information.”

The following is a summary of information concerning our capital stock, including a summary of certain material terms and provisions of our amended and restated certificate of incorporation and our amended and restated bylaws. You should read these documents in full for complete information on our capital stock. They are included as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

Shares Outstanding. We are authorized to issue up to 200,000,000 shares of common stock, par value $0.001 per share. As of August 2, 2022, we had 106,088,168 shares of common stock issued and outstanding.

Dividends. Subject to prior dividend rights of the holders of any preferred shares, holders of shares of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for that purpose. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law.

Voting Rights. Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of our common stock possess all voting power for the election of directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of our stockholders. Holders of shares of our common stock are entitled to one vote per share on matters to be voted on by stockholders.

Other Rights. In the event of any liquidation, dissolution or winding up of our company, after the satisfaction in full of the liquidation preferences of holders of any preferred shares, holders of shares of our common stock are entitled to ratable distribution of the remaining assets available for distribution to stockholders.

Fully Paid. The issued and outstanding shares of our common stock are fully paid and non- assessable. This means the full purchase price for the outstanding shares of our common stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional shares of common stock that we may issue in the future will also be fully paid and non-assessable.

Preferred Stock

We are authorized to issue up to 25,000,000 shares of preferred stock from time to time in one or more series and with such rights and preferences as determined by our board of directors with respect to each series. As of August 2, 2022, we had 9,566 shares of preferred stock issued and outstanding.

Limitation on Liability of Directors and Officers

We are a Delaware corporation. Our amended and restated certificate of incorporation provides that no director is personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by applicable law, as in effect from time to time. Currently, Delaware law requires that liability be imposed only for the following:

●	any breach of the director’s duty of loyalty to our company or our stockholders;

●	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;
●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law (the “DGCL”); and
●	any transaction from which the director derived an improper personal benefit.

As a result, neither we nor our stockholders have the right, including through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, we will indemnify any officer or director of our company in connection with any threatened, pending or completed action, suit or proceeding to which such person is, or is threated to be made, a party, whether civil or criminal, administrative or investigative, arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director or officer. We will reimburse the expenses, including attorneys’ fees, incurred by a person indemnified by this provision in connection with any proceeding, including in advance of its final disposition, to the fullest extent permitted by law. Amending this provision will not reduce our indemnification obligations relating to actions taken before an amendment.

We maintain insurance for our officers and directors against certain liabilities, including liabilities under the Securities Act, under insurance policies, the premiums of which are paid by us. The effect of these is to indemnify any officer or director of the Company against expenses, judgments, attorney’s fees and other amounts paid in settlements incurred by an officer or director arising from claims against such persons for conduct in their capacities as officers or directors of the Company.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws and Delaware Law

Some provisions of our amended and restated certificate of incorporation and amended and restated bylaws and Delaware law could make the following more difficult:

●	acquisition of us by means of a tender offer;
●	acquisition of us by means of a proxy contest or otherwise; or
●	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and outweigh the disadvantages of discouraging those proposals because negotiation of them could result in an improvement of their terms.

Size of Board and Vacancies

Our amended and restated certificate of incorporation provides that our board of directors shall consist of not less than three (3) nor more than ten (10) members, which number is determined by resolution of our board of directors. Directors are elected at each annual meeting of stockholders by the vote of a majority of the shares present. Except for directors elected by the holders of any series of preferred stock, any director or our entire board of directors may be removed from office at any time, with or without cause, but only by the affirmative vote of a majority of the total voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. Newly created directorships resulting from any increase in our authorized number of directors or any vacancies in our board of directors resulting from death, resignation, retirement, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of our board of directors, or by a sole remaining director.

Restriction on Stockholder Action by Written Consent

Except as otherwise provided in any certificate of designation for any series of preferred stock, our amended and restated certificate of incorporation eliminates the right of our stockholders to act by written consent in lieu of a meeting of stockholders. Stockholder action must take place at the annual or a special meeting of our stockholders.

Stockholder Meetings

Under our amended and restated bylaws, special meetings of our stockholders may be called at any time by, and only by, (i) our board of directors, (ii) at any time prior to the first date on which Stammtisch and Stammtisch Affiliates (each as defined therein) cease to beneficially own in the aggregate (directly or indirectly) shares of capital stock entitled to vote generally for the election of our directors representing at least fifteen percent (15%) of such shares of capital stock owned by Stammtisch and Stammtisch Affiliates, by the chairperson of our board of directors upon written request by Stammtisch delivered in writing to our board of directors, or (iii) the Secretary upon proper written request given by or on behalf of one or more stockholders who hold at least fifty percent (50%) of the voting power of all outstanding shares of common stock.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors.

Delaware Anti-Takeover Law

We are subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three (3) years following the date such person became an interested stockholder, unless the business combination or the transaction in which such person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of our common stock.

No Cumulative Voting

Neither our amended and restated certificate of incorporation nor our amended and restated bylaws provide for cumulative voting in the election of directors.

Forum for Adjudication of Disputes

Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, and subject to applicable jurisdictional requirements, the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of TeraWulf, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of TeraWulf to TeraWulf or our stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, the amended and restated certificate of incorporation or the amended and restated bylaws, or (4) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the

Court of Chancery of the State of Delaware lacks jurisdiction over such action or proceeding, then another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware). Our amended and restated certificate of incorporation also provides that, unless TeraWulf consents in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. The exclusive forum provisions set forth in our amended and restated certificate of incorporation do not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Transfer Agent and Registrar

Our transfer agent and registrar is Equiniti Trust Company.

Listing

Our shares of common stock are listed on The Nasdaq Stock Market LLC under the ticker symbol “WULF.”

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our Common Stock covered hereby on any of the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing) or any other stock exchange, market or trading facility on which our Common Stock is traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling the shares of our Common Stock:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares of our Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of the shares of our Common Stock at a stipulated price per share;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell the shares of our Common Stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of the shares of our Common Stock, from the purchaser) in amounts to be negotiated, but, except as set forth in the applicable prospectus supplement, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121 and, in the case of a principal transaction, a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the shares of our Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of our Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell the shares of our Common Stock short and deliver the shares of our Common Stock to close out their short positions, or loan or pledge the shares of our Common Stock to broker-dealers that in turn may sell the shares of our Common Stock. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares of our Common Stock offered by this prospectus, which shares of our Common Stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares of our Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of our Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each of the Selling Stockholders has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of our Common Stock.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares of our Common Stock offered by this prospectus. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (a) the date on which the shares of our Common Stock may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares of our Common Stock have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares of our Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the shares of our Common Stock offered by this prospectus will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.

EXPERTS

The consolidated financial statements of TeraWulf Inc. as of December 31, 2021 and March 31, 2021 and for the periods from April 1, 2021 to December 31, 2021 and from February 8, 2021 (date of inception) to March 31, 2021 incorporated in this prospectus by reference from the TeraWulf Inc. Annual Report on Form 10-K for the period ended December 31, 2021 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraphs relating to substantial doubt about the Company’s ability to remain a going concern and the change in the Company’s yearend), incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act applicable to U.S. domestic issuers and, as such, file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements on Schedule 14A and other information with the SEC. These reports and proxy statements are available free of charge through our website at www.terawulf.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference into, and are not considered part of, this prospectus and, as a result, you should not rely on any such information in making your decision whether to invest in our Common Stock. In addition, our filings with the SEC are available on the SEC’s website at www.sec.gov that contains reports, proxy and other information regarding us and other issuers that file electronically with the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the shares of our Common Stock offered by this prospectus. This prospectus, which constitutes part of such registration statement, does not contain all of the information set forth in such registration statement or the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information about us and our Common Stock offered by this prospectus, refer to such registration statement and the exhibits and schedules thereto. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC in other documents, which means that we can disclose important information to you by referring you to those documents which we have filed or will file with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus.

We incorporate by reference into this prospectus the documents listed below and all amendments or supplements we may file to such documents:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (filed on March 31, 2022);
●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 (filed on May 16, 2022);

●	our Current Reports on Form 8-K on April 11, 2022, April 12, 2022, April 14, 2022, April 26, 2022, June 8, 2022, June 14, 2022, June 23, 2022 and July 1, 2022; and
●	the information incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 from our Definitive Proxy Statement on Schedule 14A for our 2022 Annual Meeting of Stockholders (filed on May 2, 2022).

In addition, we incorporate by reference into this prospectus any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement and any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of the offering. Notwithstanding the foregoing, no information is incorporated by reference into this prospectus or any applicable prospectus supplement where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of Section 18 of the Exchange Act, unless we indicate in this prospectus or the report or filing containing such information that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference into this prospectus or any applicable prospectus supplement.

You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

TeraWulf Inc.
Attention: Investor Relations
9 Federal Street
Easton, Maryland 21601
Telephone: (410) 770-9500

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement or any other subsequently filed document which is also incorporated by reference into this prospectus modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

5,970,040 Shares of Common Stock

________________________

PROSPECTUS
________________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by TeraWulf in connection with the distribution of the securities registered. All amounts shown are estimates, except the SEC registration fee.

Item	Amount To Be Paid
SEC registration fee	$802
Legal fees and expenses	$50,000
Accounting fees and expenses	$30,000
Printing expenses	$20,000
Registrar and transfer agent’s fees	$15,000
Miscellaneous	$10,000
Total	$125,802

Item 15. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s Certificate of Incorporation provides for this limitation of liability.

Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

The Registrant’s second amended and restated certificate of incorporation provides that its officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, the Registrant’s second amended and restated certificate of incorporation provides that the Registrant’s directors will not be personally liable for monetary damages to the Registrant for breaches of their fiduciary duty as directors, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or stockholders of the Registrant, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Delaware law, or (iv) for any transaction from which the director derived an improper personal benefit.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Registrant’s second amended and restated certificate of incorporation or bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Item 16. Exhibits.

See Exhibit Index attached to this registration statement, which is incorporated by reference herein.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which this prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description
3.1	Amended and Restated Certificate of Incorporation of TeraWulf Inc., dated as of December 13, 2021 (incorporated by reference to Exhibit 3.1 of the Form 8-K12B filed with the SEC on December 13, 2021).
3.2	Amended and Restated Bylaws of TeraWulf Inc., effective as of December 13, 2021 (incorporated by reference to Exhibit 3.2 of the Form 8-K12B filed with the SEC on December 13, 2021).
4.1

Warrant Agreement, dated as of July 1, 2022, by and among TeraWulf Inc. and certain persons listed therein (incorporated by reference to Exhibit 4.1 of the Form 8-K filed with the SEC on July 1, 2022).

4.2

Registration Rights Agreement, dated as of July 1, 2022, by and among TeraWulf Inc. and certain persons listed therein (incorporated by reference to Exhibit 4.2 of the Form 8-K filed with the SEC on July 1, 2022).

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding the validity of the securities being registered.
23.1*	Consent of RSM US LLP, independent registered public accounting firm of TeraWulf Inc.
23.2*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature pages hereto).
107*	Fee Filing Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Easton, State of Maryland on August 3, 2022.

TERAWULF INC.

By: /s/ Paul B. Prager
Name: Paul B. Prager
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Paul B. Prager and Kenneth J. Deane, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on August 3, 2022.

/s/ Paul B. Prager Paul B. Prager	Chief Executive Officer and Chair of the Board of Directors (Principal Executive Officer and Director)
/s/ Patrick A. Fleury Patrick A. Fleury	Chief Financial Officer (Principal Financial Officer)
/s/ Kenneth J. Deane Kenneth J. Deane	Chief Accounting Officer and Treasurer (Principal Accounting Officer)
/s/ Nazar M. Khan Nazar M. Khan	Chief Operating Officer, Chief Technology Officer and Executive Director
/s/ Kerri M. Langlais Kerri M. Langlais	Chief Strategy Officer and Executive Director
/s/ Michael C. Bucella Michael C. Bucella	Director

/s/ Walter E. Carter Walter E. Carter	Director
/s/ Catherine J. Motz Catherine J. Motz	Director
/s/ Jason G. New Jason G. New	Director
/s/ Steven T. Pincus Steven T. Pincus	Director
/s/ Lisa A. Prager Lisa A. Prager	Director